EXHIBIT 8.2
[Letterhead of Wachtell, Lipton Rosen & Katz]
[Form of Tax Opinion]
April 5, 2007
Radian Group Inc.
1601 Market Street
Philadelphia, Pennsylvania 19103
Ladies and Gentlemen:
     We have acted as special counsel to Radian Group Inc., a Delaware corporation (“Radian”), in connection with the proposed merger (the “Merger”) of Radian with and into MGIC Investment Corporation, a Wisconsin corporation (“MGIC”), pursuant to the Agreement and Plan of Merger (the “Agreement”), dated as of February 6, 2007, by and between Radian and MGIC. At your request, and in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (as amended through the date hereof, the “Registration Statement”), we are rendering our opinion concerning the material federal income tax consequences of the Merger. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.
     For purposes of the opinion set forth below, we have relied, with the consent of Radian and the consent of MGIC, upon the accuracy and completeness of the factual statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in representation letters of Radian and MGIC dated the date hereof, and have assumed that such factual statements and representations will be accurate and complete as of the Effective Time (as if made as of such time) and that all such factual statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the joint proxy statement/prospectus

Radian Group Inc.

(the “Joint Proxy Statement/Prospectus”) contained therein, each as amended or supplemented through the date hereof.
     We have also assumed that (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Joint Proxy Statement/Prospectus (and no transaction or condition described therein and affecting this opinion will be waived by any party) and (ii) the Merger will be reported by Radian and MGIC on their respective federal income tax returns in a manner consistent with the opinion set forth below.
     Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the discussion in the Registration Statement under the heading “MERGER PROPOSAL TO BE CONSIDERED AT THE ANNUAL MEETINGS OF MGIC AND RADIAN—Material Federal Income Tax Consequences of the Merger” constitutes in all material respects a fair and accurate summary of the United States federal income tax consequences resulting from the Merger subject to the qualifications and conditions set forth in the Registration Statement.
     We express no opinion on any issue relating to the tax consequences of the Merger other than those set forth above. Our opinion is based upon the Code, published judicial decisions, administrative regulations and published rulings and procedures as in existence on the date hereof. Future legislative, judicial or administrative changes, on either a prospective or retroactive basis, could affect our opinion. Further, our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position. We undertake no responsibility to advise you of any future change in the matters stated herein or in the federal income tax laws or the application or interpretation thereof.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. We are furnishing this opinion solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose.

Very truly yours,
/s/ Wachtell, Lipton, Rosen & Katz